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                                                                      Exhibit 11

                        STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                                         Three Months Ended                Six Months Ended
                                                              June 30,                         June 30,
                                                    ----------------------------     -----------------------------
                                                       2003              2002           2003               2002
                                                    -----------      -----------     -----------       -----------
Net Income                                          $ 5,860,002      $ 5,230,609     $11,706,425       $10,496,910
Less: preferred dividends                                31,351           28,178          63,144            56,554
                                                    -----------      -----------     -----------       -----------
Net income available for common
  shareholders and adjusted for
  diluted computation                               $ 5,828,651      $ 5,202,431     $11,643,281       $10,440,356
                                                    ===========      ===========     ===========       ===========
Weighted average common
  shares outstanding                                 11,867,207       12,012,021      11,863,240        12,044,270
Add dilutive effect of:
         Stock options                                  483,411          567,793         470,725           548,530
         Convertible preferred stock                    229,222          233,429         230,405           233,887
                                                    -----------      -----------     -----------       -----------
Adjusted for assumed diluted
     computation                                     12,579,840       12,813,243      12,564,370        12,826,687
                                                    ===========      ===========     ===========       ===========
Basic earnings per share                            $      0.49      $      0.44     $      0.98       $      0.87
                                                    ===========      ===========     ===========       ===========
Diluted earnings per share                          $      0.47      $      0.40     $      0.93       $      0.81
                                                    ===========      ===========     ===========       ===========

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